EXHIBIT 10.1

                           HELICOPTER LEASE AGREEMENT

THIS HELICOPTER LEASE AGREEMENT, dated as of November 1, 2005 (this "Lease"), is entered into by and between U.S. HELICOPTER CORPORATION, with offices at Downtown Manhattan Heliport, 6 East River Piers, Suite 216, New York, NY 10004 ("Lessee") and CS HELICOPTER LLC, with offices c/o Midtown Equities LLC, 417 Fifth Avenue, 9th Floor, New York, NY 10016 ("Lessor").

I. LEASING: In consideration of the mutual agreements herein set forth, Lessor leases to Lessee and Lessee hereby leases from Lessor, one (1) Sikorsky Model S-76 Helicopter, Manufacturer's Serial No.760312, Registration No. N14CS, together with two (2) Pratt & Whitney PT6B-36A engines bearing Engine Serial Numbers PC-E36013 and _PC-E36016 , together with all parts installed thereon and all records relating thereto (collectively, "Helicopter") from the Delivery Date (as herein defined) until the date preceding the third anniversary of the Delivery Date ("Term"). The Helicopter shall be delivered to Lessee on the Delivery Date at Belmar, New Jersey ("Delivery Location") equipped as indicated in Exhibit A and B, which are attached hereto and made a part hereof. "Delivery Date" shall be the date that Lessor tenders the Helicopter to Lessee at the Delivery Location in compliance with the terms and conditions of this Lease

II.      A. FIXED RENT: Lessee shall pay to Lessor on the earlier of the
            Delivery Date or fourteen days after signing the Lease, and the first day of each following calendar month during the Term hereof fixed rent ("Fixed Rent") in the amount of $31,500.00. Fixed Rent for any partial month during the Term hereof shall be prorated based on a 30-day month. Fixed Rent shall be paid to Lessor without deduction or offset and without notice or demand at Lessor's address set forth above.

         B. SECURITY: (a) Lessee shall deliver to Lessor, as security for the performance of Lessee's obligations under this Lease, the sum of $100,000, in certified or official bank check (as increased pursuant to the terms of this Lease, the "Security Deposit") on execution hereof. Within one hundred eighty (180) days after the Delivery Date, Lessee shall increase the Security Deposit by $50,000. Lessor may draw on the Security Deposit to remedy defaults by Lessee in the payment or performance of any of Lessor's obligations under this Lease. If Lessor shall have so drawn upon the Security Deposit, Lessee shall upon demand deposit with Lessor a sum equal to the amount so drawn by Lessor.

                  (b) Provided Lessee is not in default under this Lease and Lessee has surrendered the Helicopter to Lessor in accordance with all of the terms and conditions of this Lease, (i) Lessor shall promptly return to Lessee the Security Deposit then held by Lessor or (ii) if Lessor shall have drawn upon such Security Deposit to remedy defaults by Lessee in the payment or performance of any of Lessee's obligations under this Lease, Lessor shall return to Lessee that portion, if any, of such Security Deposit remaining in Lessor's possession.

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         C. NET LEASE TO LESSOR: All Fixed Rent and other payment obligations of
            Lessee are net to Lessor. During the Term of the Lease, Lessee agrees to pay all taxes, including sales, use, and personal property taxes, excise tariffs, charges or assessments (including landing fees) levied or assessed upon the use or possession of the Helicopter, which may now or hereafter be imposed by any sovereign or by any City, State, Federal and Local Government unit by reason of the leasing, use, operation, importation or exportation of the Helicopter, whether the same be assessed to Lessor or Lessee, except for taxes attributable to Lessor's income.

         D. DELIVERY CONDITIONS. On the Delivery Date the Helicopter shall be delivered to Lessee at the Delivery Location in "as-is - where-is" condition, except that the Helicopter shall be U.S. registered, have a U.S. Certificate of Airworthiness, and shall comply with the following additional delivery conditions:

         Lessor shall have installed on the Helicopter Engine serial numbers PC-E36016 and PC-E36001. Engine serial number PC-E36013 will be removed prior to Delivery at Lessor's Cost and sent to Pratt & Whitney for overhaul prior to Delivery at Lessor's cost.

         Lessor shall provide to Lessee the existing twelve passenger interior as well as the VIP interior that includes two forward Captain Seats and Credenza..

         E. ENGINES. Engine serial number PC-E36001 is on loan from Pratt & Whitney (the "Loaner Engine") The Loaner Engine shall continue to be installed on the Helicopter until such time as PC-E36013 is refurbished by Pratt & Whitney, delivered and installed on the Helicopter at the expense of Lessor.. Payment of the loaner fee/engine lease daily rent will be made to Pratt & Whitney by Lessor. Payment of the hourly charge on the Loaner engine will be paid to Pratt & Whitney by Lessee.


III. INSURANCE:

         A. Lessee, at its sole cost and expense, shall procure and maintain at all times:

            (i) all risk, no deductible, aircraft hull insurance for not less than $3,150,000 insuring the Helicopter against loss or theft, or damage to the Helicopter, including war risk and confiscation coverage and extended coverage with respect to any engines or parts while removed from the Helicopter naming Lessor as an additional insured and Lessor as loss payee; and
            (ii) Public liability, passenger liability endorsement, breach of warranty endorsement and property damage insurance in amounts not less than $50,000,000 naming Lessor, as additional insured.
            (iii) Lessee shall be permitted to provide ground risk insurance coverage during the period of from the Delivery Date until the Helicopter enters revenue service. This insurance will cover a limited number of ferry flights of the Helicopter. The liability limit under this ground risk only insurance will be $50,000,000. The aircraft hull insurance will be the amount in section III A (i) above.

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            (iv) Lessee will be permitted to supply aircraft hull insurance with a deductible of not more than 5% if the Security Deposit is increased by the amount of the deductible.

         B. All such insurance shall be in form and with companies reasonably satisfactory to Lessor and shall contain a breach of warranty endorsement in favor of Lessor. Each insurer shall agree by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lessor that it will give Lessor thirty (30) days written notice before the policy in question shall be adversely materially altered or cancelled.

         C. The proceeds of such aircraft hull insurance shall be paid to Lessor or at Lessor's written direction toward the restoration or repair of the Helicopter. Any policies of insurance carried in accordance herewith and any policies taken out in substitution or replacement for any such policies (1) shall name Lessor as additional insured,
            (2) shall provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, such cancellation or lapse shall not be effective as to Lessor for thirty (30) days after receipt of notice by such insurers of such cancellations or lapse and (3) shall provide that as against Lessor, the insurers shall waive any rights of subrogation, setoff, counterclaim or any other deduction, whether by attachment or otherwise.

         D. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by any other person to the extent that such other insurance provides it with contingent and/or excess liability insurance with respect to its interest as such in the Helicopter and (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Lessee shall arrange for appropriate certification to be made to Lessor as soon as practical by each insurer with respect thereto.

IV.  INDEMNITY:

         Lessee hereby indemnifies and holds harmless Lessor, its members, officers and assigns from and against any and all losses, damages injuries, death, liability, claims, demands and expenses including legal expenses of whatsoever kind and nature arising directly or indirectly from, or in connection with the Helicopter, including, without limitation, the possession, maintenance, storage, use or operation thereof.

V. USE; CHANGES; QUIET ENJOYMENT:

         A. USE: Lessor acknowledges that Lessee intends to use the Helicopter in connection with its application for certification and operating authority from the U.S. Department of Transportation ("DOT") and the Federal Aviation Administration ("FAA"), and, once certified, in its scheduled and charter operations as a Part 135 Carrier. The responsibility for custody and control of the Helicopter is vested in Lessee during the term of the Lease. Lessee agrees to use and operate the Helicopter at all times in accordance with appropriate FAA regulations, and to comply with all other laws and regulations issued by any authority having sovereignty in the area in which the


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            Helicopter is operated. In no event shall the Helicopter be operated or located outside of North America or in any area excluded from coverage by the terms of insurance without Lessor's written consent. In addition, Lessee will exercise due care in the operation of Lessee's business and will not knowingly use or permit the Helicopter to be used or operated for any purpose for which the Helicopter is not designed or reasonably suitable. Lessee agrees that the Helicopter will be operated only on behalf of Lessee by duly licensed pilots.

         B. CHANGES: Lessee may paint the Helicopter and reupholster the interior of the Helicopter (the "New Interior"), provided that Lessor approves in writing of the paint color and such changes to the interior, which consent shall not be unreasonably withheld. Lessee may re-register the Helicopter with the FAA as required.

         C. QUIET ENJOYMENT: Lessor covenants that so long as no default on the part of Lessee has occurred and is continuing, Lessee shall quietly enjoy the Helicopter and all rents, revenues, profits and income thereto, without interference by Lessor or any other person claiming by or through Lessor.

VI. MAINTENANCE:

         A. During the Term of this Lease, Lessee at Lessee's expense:

           1. Shall maintain and keep the Helicopter, its engines, components, appliances, accessories, instruments and equipment in good order and repair in strict compliance with FAA requirements (and without limitation of the foregoing), cause to be performed on all parts of the Helicopter and its engines all mandatory Airworthiness Directive ("AD's"), Special Federal Aviation Regulations ("SFAR's") and all manufacturer's service bulletins the compliance date of which shall fall during the Term of this Lease, and also in accordance with all manufacturer's manuals or Lessee's FAA approved maintenance programs.

           2. Shall replace the Helicopter components, appliances, accessories, instruments and equipment, any and all engines, parts, applicants, instruments, or accessories which may become defective, lost, destroyed or otherwise rendered unfit for use during the lease period in accordance with the terms and conditions of this Lease.

           3. Shall perform all overhauls, checks, inspections and maintenance service to all parts of the helicopter and its engines required to keep them in the condition required under this Lease.

           4. May make such modifications, changes or alterations to the Helicopter or its engines as Lessee may determine and as Lessor shall first approve in writing. Lessor shall respond within five days and will not unreasonably withhold such approval. Lessor shall bear no liability for the cost of any such modification, change or alteration to the Helicopter or its engines whether in the event of grounding or suspension of certification or for any other cause. At the end of the Term of this Lease, at Lessor's option, Lessee shall (i) at its cost remove any equipment or alterations that it installed and return the Helicopter as was received, except that the New Interior will be maintained in the


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              Helicopter or (ii) sell such alterations or equipment (provided that Lessor shall not be obligated to pay any amount for the New Interior) to Lessor at Lessee's cost less depreciation calculated monthly over an assumed five year depreciable life. It is understood that Lessor may exercise the option referred to in the preceding sentence with respect to one or more of the pieces of equipment or alterations installed by Lessee.

          5. Shall be responsible for all required inspections of the Helicopter and its engines and licensing or re-licensing the Helicopter in accordance with all applicable FAA and other applicable governmental requirements. Lessee shall at all times cause the Helicopter to have on board a current U.S. Certificate of Airworthiness issued by the FAA.

          6. All inspections, maintenance, modifications, repairs and overhauls of the Helicopter or its engines, components, appliances, accessories, instruments or equipment shall be performed by personnel authorized to perform such services by the FAA.

          7. Shall at all times have the Helicopter's engines and transmission on a "Power By the Hour" program, which is approved by Lessor. Lessee shall use its best efforts to have the "Power By The Hour" agreement assigned at the end of the Term.

          8.  Shall inspect and clean the Helicopter on a regular basis.


VII. RECORDS AND INSPECTION:

              Lessor agrees to provide a copy of the Helicopter documents listed on Exhibit D at the Delivery Date. Lessee shall maintain all log books and historical records in accordance with industry standards and any applicable governmental regulations. Upon return of the Helicopter to Lessor, Lessee shall deliver to Lessor all such historical records and logs (maintained to a current date), together with any or all records pertaining to the Helicopter, which may have accrued during the term of this Lease, all such logs and records shall at all times remain the property of the Lessor, and any which shall be acquired by Lessee during the time that it shall have possession of the Helicopter, shall become the property of Lessor immediately upon receipt thereof by Lessee. At all times during the term of this Lease, reasonably consistent with Lessee's use of the Helicopter hereunder, Lessee, upon request of Lessor, shall make the Helicopter and any and all logs and records available to Lessor, or its designee for inspection.

VIII. DAMAGE BY ACCIDENT:

              In the event the Helicopter is damaged by accident, Lessee shall immediately notify the Lessor thereof. Unless otherwise directed by Lessor, Lessee shall immediately proceed to repair the damaged Helicopter so as to restore the Helicopter to a condition equivalent to an FAA approved airworthy condition, unless it reasonably appears that the damage to the Helicopter may constitute an actual or constructive total loss.


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              Lessee understands and agrees that Lessor's Technical
              Representative will be furnished by Lessor at Lessee's expense to offer technical direction in the repair of the Helicopter necessitated by reason of an accident. The amounts to be charged Lessee for the Technical Representative's services will be the cost of transportation to Lessee's base and return, plus reasonable subsistence cost. Subject to applicable FAA regulations, Lessee shall have the final authority with respect to the placement or repair of critical parts or components which may affect the airworthiness of the Helicopter, whether damaged by accident or not.

              All repairs shall be at Lessee's own cost and expense; provided, however, that Lessor shall promptly reimburse Lessee, or the maintenance provider, to the extent of insurance proceeds received by Lessor.

 IX. TOTAL LOSS:

              Lessee shall bear the entire risk of loss, theft, confiscation, damage to or destruction of the Helicopter from any cause whatsoever, and shall promptly notify Lessor thereof. Except as otherwise provided below, this Lease shall not terminate and the obligations of Lessee shall not be affected by reason of damage to or loss of the Helicopter.

              In the event that a total loss of the Helicopter is sustained, Lessee shall be obligated to pay to Lessor the sum of $3,150,000. Upon receipt of such proceeds by Lessor, this Lease shall terminate automatically and all of Lessee's responsibilities, including Lessee's responsibility to pay rent shall terminate; provided, however, that this Lease shall continue as to indemnities, and all payments and proceeds of insurance or either of them, payable to Lessor by Lessee under the terms of this Lease shall be paid to Lessor.


X. GOVERNING LAWS AND JURISDICTION:

              THIS LEASE AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LESSEE HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK IN ANY SUIT, ACTION, OR PROCEEDING ARISING HEREUNDER AND WAIVES ANY OBJECTION TO THE VENUE IN SUCH COURT.


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XI. ASSIGNMENT:

              This Lease shall not be assigned by Lessee nor shall the Helicopter be subleased without the prior written consent of Lessor, and the Helicopter shall at all times be kept in the possession of Lessee and operated by its personnel in accordance with all governing laws and appropriate FAA regulations, as provided elsewhere herein. Any changes in control of Lessee shall constitute an assignment hereunder.

XII. WARRANTY:

              LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, IN CONNECTION WITH THE HELICOPTER EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE AND SAID HELICOPTER IS LEASED IN ITS "AS IS" CONDITION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE SPECIFICALLY ACKNOWLEDGES AND REPRESENTS THAT IT HAS, OR SHALL HAVE, FULL OPPORTUNITY TO INSPECT THE HELICOPTER WHEN DELIVERED UNDER THIS LEASE BY PERSONS WHO IT CONSIDERS COMPETENT TO DO SO, AND UPON LESSEE'S WRITTEN ACCEPTANCE OF THE HELICOPTER IN THE FORM ATTACHED HERETO AS EXHIBIT C. THEN LESSEE SHALL BE DEEMED TO HAVE ACCEPTED THE HELICOPTER IN ITS PRESENT CONDITION AND WARRANTS AND REPRESENTS TO LESSOR THAT SUCH CONDITION IS SUCH AS WILL ALLOW THE USE OF THE HELICOPTER FOR THE PURPOSES INTENDED BY LESSEE.


XIII. DELIVERY AND RETURN OF THE HELICOPTER:

              A. DELIVERY: On the Delivery Date, Lessee shall execute the Lease Delivery Affidavit (Exhibit C-1 and C-2), and by such execution Lessee shall confirm that the Helicopter has been delivered to it fully assembled and in good working order and condition and in accordance with the terms of this Lease. Lessee confirms that the Helicopter is of the size, design, capacity, configuration and manufacture selected by it and irrevocably accepts said Helicopter as-is-where-is for all the above.

                  Immediately prior to the Delivery, a functional test flight of not more than one hour shall be accomplished in accordance with Lessor's procedures and at Lessor's expense to demonstrate the airworthiness of the Helicopter and proper functioning of the Helicopter's systems and components. At all times during the functional test flight, Lessor's flight crew shall be in command of the Helicopter. Lessee shall be entitled to have a qualified pilot and not more than two technical representatives, compensated by Lessee, on the flight.

              B. RETURN:

                  A. Upon termination of Lessee's right to possession of the Helicopter, Lessee shall return the Helicopter to Lessor and Lessor shall accept it, in accordance with the following provisions.


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                  (i) The Helicopter will be returned at Lessee's expense to
                  Lessor at Allaire Airport, Belmar, New Jersey ("BLM").

                  (ii) The Helicopter shall have a currently valid U.S. Certificate of Airworthiness, and all mandatory AD and other bulletins shall have been complied with in accordance with the Lessee's FAA approved maintenance program.

                  (iii) The Helicopter shall have been maintained by Lessee in accordance with the provisions of this Lease, and the Helicopter shall be cleaned to industry standards, suitable for flying operations in accordance with FAA requirements.

                  (iv) Except as may otherwise be agreed by the parties in writing, the Helicopter shall be in the same condition as when delivered to Lessee, except for reasonable and ordinary wear and tear, use and depreciation, and shall be equipped with the same or similar engines, components, appliances, accessories, instruments and equipment as when delivered to Lessee. Lessee shall have no obligation as to time remaining on time-limited components or to make any adjustment in that regard except as specifically provided in this Lease for the time flown on the engines and other major components identified in Exhibit B hereto.

                  (v)All special company markings of Lessee on the Helicopter shall have been removed and any and all visible corrosion shall have been repaired or removed and the Helicopter shall be painted white.

                  (vi) All logs, records, manuals, and historical documents pertaining thereto, in a current condition and as required by this Lease, shall be delivered to Lessor.

                  (vii) No later than the date provided for the return of the Helicopter, Lessee will make the Helicopter available to Lessor at a mutually acceptable location for the purpose of permitting Lessor to make an inspection. Prior to Lessor's acceptance, Lessee will, at its expense, correct any condition making the Helicopter unairworthy or otherwise not in the condition, as determined by a an unbiased third party, required for return hereunder, and shall demonstrate the proper correction there of to Lessor's satisfaction.

                  (viii) This Lease and Lessee's obligation to pay Fixed Rent to Lessor shall terminate upon Lessee's return of the Helicopter in the condition required by this Lease. In the event that an unbiased third party determines that the Helicopter was not returned in the condition required by this Lease, Lessee shall continue to pay Fixed Rent until such time as the Helicopter is in compliance with the condition required by this Lease.


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 XIV. MISCELLANEOUS:

         (i) Lessee shall not permit any lien, claim or charge inconsistent with Lessor's ownership of the Helicopter to accrue or be placed against the Helicopter. Lessee at all times will give Lessor full and immediate notice of any accident or happening to or about any such Helicopter involving damage to it, or the property, and cooperate with all reasonable requirements of Lessor to protect Lessor's rights and property and Lessee will furnish all information required by policies of insurance issued in connection with such Helicopter of which it may have knowledge.

         (ii) Each party hereto represents and warrants to the other that it has not dealt with any broker in the negotiation of the Lease and does hereby agree to indemnify and hold the other harmless of and from any claim of or liability to any broker, and all expenses related thereto (including attorney's fees and disbursements), by reason of breach of the foregoing representation.

         (iii) Any notice, the giving of which is required or permitted to this Lease, shall be in writing and sent (i) by overnight mail, or (ii) by hand, to the parties' respective addresses hereinabove set forth (notices to Lessor to be sent to the attention of Jack Cayre), or at such other address as either such party shall have provided the other by written notice similarly given. Any notice shall be deemed given on the date it is delivered. Notices signed by the counsel of a party shall be binding upon such party without the signature of that party.

         (iv) This Lease shall inure the benefit of the parties' respective permitted successors and assigns and may not be modified except by a writing signed by the party to be charged.

         (v) THE PARTIES HERETO DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OF ANY MATTERS WHATSOEVER ARISING OUT OF IN ANY WAY CONNECTED WITH THE LEASE.

         (vi) All currency amounts in this Lease are in United States (US) Dollars.

         (vii) Each month during the Term Lessee will provide Lessor with the hours flown and maintenance performed during the prior calendar month.

         (vii) Lessor shall have the right to inspect the Helicopter at all reasonable times, which do not interrupt Lessee's use of the equipment. The inspections shall be performed at Lessee's facility.


XV. DEFAULT:

         Except as specified below, in the event Lessor reasonably deems any undertaking of Lessee herein to be in default, Lessor shall notify Lessee in writing of such default and it shall be corrected by Lessee within ten (10) days from the receipt of such notice. If not corrected to the reasonable satisfaction of Lessor within such time, Lessor may declare the Lease terminated and may take possession of the Helicopter immediately. Taking possession shall not relieve Lessee from any undertaking of Lessee, including the obligation to pay Fixed Rent for the entire unexpired term of the Lease (subject to deduction for


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         Lessor's re-letting of the Helicopter, if any, it being understood that
         Lessor shall have no obligation to re-let the Helicopter), and the Lessee shall be obligated to pay and reimburse to Lessor the reasonable expense of taking possession, crating, packing and shipping such property to Lessor's designated location. Rents and any other obligations of Lessee hereunder not paid within ten (10) days of due date shall bear a late charge equal to four percent (4%) to reimburse Lessor for its additional administrative costs.

         Upon failure to pay any installment of Fixed Rent or charge when due Lessor shall at Lessor's option terminate the Lease, provided that Lessor shall give Lessee ten (10) days to correct default by payment of such installment. Failure to continuously maintain insurance or maintain the Helicopter as required by this Lease shall be an immediate default for which Lessor may terminate this Lease and may purchase insurance as required, at Lessee's expense.

XVI. TRUTH IN LEASING:

         LESSEE AND LESSOR EACH ACKNOWLEDGE THAT DURING THE TERM OF THIS LEASE, LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE HELICOPTER AND FOR COMPLIANCE WITH ALL FEDERAL AVIATION REGULATIONS APPLICABLE TO ITS OPERATION.

         THE HELICOPTER WILL BE OPERATED, MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 91 OR 135, AND ANY OTHER APPLICABLE REGULATIONS OF THE FEDERAL AVIATION ADMINISTRATION.

         AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.


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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth above.


Lessee:   U.S. HELICOPTER CORPORATION             Lessor:  CS HELICOPTER LLC



By:   /S/ GEORGE J. MEHM, JR.                     /S/ JACK CAYRE
   -----------------------------------------      --------------------------
      Name: George J. Mehm, Jr.                   Jack Cayre
     Title: Senior Vice President, Chief          Managing Member
            Officer and Treasurer


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                                                                       Exhibit A

Model: Sikorsky S-76, Serial No. 760312, Registration No.  N14CS

Helicopter is to be leased to U.S. Helicopter Corporation with the following optional equipment:

     Installed Equipment:

Will be supplied post closing.


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                                                                       Exhibit B

"Exhibit B." will be a listing of all cycle and or time limited components installed on the helicopter upon lease delivery.

Will be supplied post closing


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                                                                     Exhibit C-1

                            LEASE DELIVERY AFFIDAVIT

Delivery of leased helicopter, Model __________ Serial No. __________ Registration No. N_____________ to:


by ________________________________________ is hereby acknowledged.  The Helicopter is hereby accepted as conforming to the requirements of the Lease Agreement dated
___________, 2005

                                                     Accepted by: ______________________________

                                                     Title: ____________________________________

Start Date: ____________ Lease Expiration Date: ________________________________________________

A/C Total Hours: _______ A/C Total End Hours: __________________________________________________

Contact: ________________ Operator: ____________________________________________________________

Phone Number: ____________


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                                                                     Exhibit C-2

Serial No. ________ Registration No. N_______________


Start Date: _______________________                  Lease Expiration Date: ______________________

A/C Total Hours: __________________                  Location of A/C: ___________________________

Time Sentry Hours: ________________                  A/C Total Hours: ___________________________

Eng. #1 Serial No.: _________________                Time Sentry Hours: _________________________

Eng. # 1 Start Hours: _______________                Eng. #1 Start Hours: ________________________

Eng. #2 Serial No.: ________________                 Eng. #2 End. Hours: ________________________

Eng. #2 Start Hours: _______________                 Eng. #1 Cycles: ____________________________

Eng. #1 Cycles: ___________________                  Eng #2 Cycles: _____________________________

Eng. #2 Cycles: ___________________

Eng. #2 Cycles: ___________________                  Total Landings: ____________________________

Total Landings: ___________________


Contact: _________________________                   Operator: _________________________________

Phone No.: _______________________

                                                                       Exhibit D

                              Helicopter Documents

A. CERTIFICATES
     o    FAA Certificate of Airworthiness

B. HELICOPTER STATUS RECORDS
     o    Log Books, Maintenance and Flight Logs
     o    Helicopter Maintenance Status Report due lists
     o    Manufacturer's Service Bulletin Status Report
     o    Airworthiness Directive Compliance Report
     o    Last Weighing Report
     o    List of Life Limited Components with remaining hours/cycles

C. HELICOPTER MAINTENANCE RECORDS
     o    Complete access to the HELOTRAC account
     o All electronic maintenance manuals included in the HELOTRAC subscription

D. HELICOPTER HISTORY RECORDS
     o Helicopter Maintenance History Cards and related documents, including service tags, work orders, etc.
     o Accident or Incident Report (Major Structural Repair) (Including FAA Forms 337 as applicable
     o    Component record cards.

E. ENGINE RECORDS
     o    Engine time and cycle records
     o Last Overhaul and repair documents (including FAA Forms 337 as applicable)
     o    Airworthiness Directive Compliance Report
     o    Engineering Order/Service Bulletin Status Report
     o    List of time Controlled Components with remaining hours and cycles
     o    Engine Disc sheets
     o    Engine Build Specifications (most recent)

F. COMPONENT RECORDS
     o Time Controlled Component Historical Records with Installation and Serviceability Tags.

G. MANUALS
     o    Helicopter Flight Manual (Manufacturer Approved, FAA Approved)
     o    Weight and Balance Manual
     o    Wiring Diagram Manual
     o    Illustrated Parts Catalog
     o    Aircraft Maintenance Manual
     o    Manufacturer's Engine Maintenance Manual
     o    Manufacturer's Overhaul Manual
     o    Composite repair manual
     o    Corrosion repair manual
     o    Structural repair manual

H. MISCELLANEOUS TECHNICAL DOCUMENTS
     o    Interior Configuration Drawings
     o    Original Delivery Documents
     o    Loose Equipment Inventory
     o    Minimum Equipment List


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